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                                                                   EXHIBIT 23(a)



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Norstan, Inc. on Form S-8 of our report dated June 12, 2003 (except for Note 7 as to which the date is July 15, 2003), appearing in the Annual Report on Form 10-K of Norstan, Inc. for the year ended April 30, 2003.


/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
August 18, 2003